EXHIBIT 99.2
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 11-K
(Mark One)
[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended November 30, 2001
OR
[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from __________ to __________.
Commission File No. 1-768
EMPLOYEES' INVESTMENT PLAN (Full title of the Plan)
CATERPILLAR INC. (Name of issuer of the securities held pursuant to the Plan)
100 NE Adams Street, Peoria, Illinois 61629 (Address of principal executive offices)

REQUIRED INFORMATION

Item 1.
The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.
The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.
The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.
The Consent of Independent Accountants is attached hereto as Exhibit C.

Caterpillar Inc.
Employees' Investment Plan
Financial Statements and Supplemental Schedules
November 30, 2001 and 2000

Report of Independent Accountants

To the Participants, Investment Plan Committee
and Benefits Funds Committee of the Caterpillar Inc.
Employees' Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Caterpillar Inc. Employees' Investment Plan (the Plan) at November 30, 2001 and 2000, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and of reportable transactions as of and for the year ended November 30, 2001 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Peoria, Illinois
May 21, 2002

EXHIBIT A
CATERPILLAR INC. EMPLOYEES' INVESTMENT PLAN STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS NOVEMBER 30, 2001 AND 2000 (Dollars in 000's)

	2001	2000

Investments:
Interest in the Caterpillar Inc. 401(k) Master Trust	$1,359,311	$1,356,370
Caterpillar Inc. Common stock	910,422	728,130
Other investments	54,537	62,428

Total investments	2,324,270	2,146,928

Participant contributions receivable	1,421	1,349
Employer contributions receivable	766	665
Interest and dividends receivable	55	77

Net assets available for benefits	$2,326,512	$2,149,019

The accompanying notes are an integral part of the financial statements

EXHIBIT B
CATERPILLAR INC. EMPLOYEES' INVESTMENT PLAN STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR THE YEAR ENDED NOVEMBER 30, 2001 AND 2000 (Dollars in 000's)

	2001	2000

Contributions:
Participants	$125,599	$122,645
Employer	40,152	34,753

Total contributions	165,751	157,398

Investment income (loss):
Interest	59	116
Dividends	25,901	23,338
Net appreciation (depreciation) in fair value of:
Common stock	149,246	(123,297)
Collective trust fund	547	735
Registered investment companies	(10,401)	(6,843)
Plan interest in net investment income (loss) of Master Trust	12,485	(34,325)

Net investment income (loss)	177,837	(140,276)

Withdrawals	(169,567)	(131,774)
Transfers from other plans, net	3,472	6,725

Withdrawals and transfers, net	(166,095)	(125,049)

Increase (decrease) in net assets available for benefits	177,493	(107,927)
Net assets available for benefits:
Beginning of year	2,149,019	2,256,946

End of year	$2,326,512	$2,149,019

The accompanying notes are an integral part of the financial statements

CATERPILLAR INC.
EMPLOYEES' INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - PLAN DESCRIPTION:

The following description of the Caterpillar Inc. Employees' Investment Plan (the Plan) provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General
The Plan is a contributory defined contribution plan established by Caterpillar Inc. (the Company) to enable eligible employees of the Company and its subsidiaries (the participating employers) which adopt the Plan to accumulate funds.

Participation
Generally, employees of participating employers, other than those employed under collective bargaining agreements, who meet certain age, service and citizenship or residency requirements are eligible to participate in the plan. Participation commences upon an eligible employee's filing of an application with the Investment Plan Committee. Participating eligible employees (the participants) may acquire ownership interests in the Company through purchases of its common stock (Part 1). Additionally, the participants may elect to defer a portion of their compensation until retirement under the Special Investment Supplement of the Plan (Part 2).

Effective December 1, 2000, Part 1 of the Plan was converted to a stock bonus plan and a non-leveraged employee stock ownership plan (ESOP). The ESOP portion of the plan is designed to be invested primarily in the Company shares, which are considered qualifying employer securities as described by the Internal Revenue Code. The change to an ESOP had no material effect on the operation of the Plan.

Participant accounts
Accounts are separately maintained for Part 1 and Part 2 for each participant. The participant's account under Part 1 is credited with the participant's contribution, the employer's contribution and an allocation of Plan earnings. The participant's account under Part 2 of the Plan is credited with the participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested accounts.

Loan provisions
The Plan provides for participant loans against eligible participants' Part 2 account balances. Eligible participants obtain participant loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50% of the individual participant's vested account balance, with certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1% rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

Contributions

Part 1 -
Participant contributions are made through after-tax payroll deductions based on a percentage (2%-6%) of total earnings as elected by the employee. Participants with 25 or more years of service with the employers may contribute an additional 1%-4% of earnings.

Employer contributions are 50%, 66-2/3% or 80% of participant contributions (up to 6% of earnings), based on the participant's years of service.

Part 2 -
Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the participating employers. For 2001 and 2000, the compensation deferral was limited to (a) the greater of $6,000 or 4% of the participant's compensation (limited by the Internal Revenue Code to $10,500 in 2001 and 2000) for participants earning in excess of $85,000 in 2001 and $80,000 in 2000 or (b) $10,500 in 2001 and 2000 for participants earning less than $85,000 in 2001 and $80,000 in 2000.

Certain employee groups also receive a Company matching contribution ranging from 100% of the first 2% and 50% in excess of 2% up to 8% of the participants' eligible compensation.

Investment programs

Part 1 -
Employer contributions are invested entirely in Caterpillar Inc. common stock. Participants may elect to have their contributions invested as follows: (1) 100% in Caterpillar Inc. common stock or (2) 50% in Caterpillar Inc. common stock and 50% in a Collective Government Short-Term Investment Fund until June 30, 2001. After June 30, 2001, all contributions were invested in Caterpillar Inc. common stock. The Collective Government Short-Term Investment Fund is managed by The Northern Trust Company.

Part 2 -
Participants may elect to have their contributions invested in any combination of the following thirteen investment fund options at December 31, 2001:

Caterpillar Stock Fund Preferred Stable Principal Fund Preferred Short-Term Government Fund Preferred Money Market Fund Preferred Value Fund Preferred International Fund Preferred Growth Fund	Preferred Asset Allocation Fund Preferred Fixed Income Fund Preferred Small Cap Fund Northern Trust Russell 3000 Preferred Mid Cap Growth Fund Preferred International Growth Fund

In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

Vesting and distribution provisions

Part 1 -
Participants are immediately fully vested at all times in participant contributions and earnings thereon.

Participants begin vesting in employer contributions generally after the end of the second year of plan participation. Participants generally vest at the rate of 33% per year, resulting in full vesting by participants in employer contributions after five years of service with the Company. Any amounts not vested at withdrawal are forfeited and are applied to reduce the amount of future employer contributions to the Plan. Shares become fully vested upon retirement, permanent disability or death.

While an employee, a participant may elect to withdraw all participant contributions and related earnings as provided by the Plan. Employer contributions may also be withdrawn based on vested status as provided by the Plan. Upon termination of employment, participants may elect (with spousal consent, if applicable) to receive their shares by immediate distribution or a deferred distribution. If termination is due to retirement or disability, participants may elect (with spousal consent, if applicable) various annuity payments.

Part 2 -
Participants are immediately fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the vested balances in participants' accounts are distributable.

Participants vest immediately in the Company's matching contributions and the earnings thereon.

Transfers from Part 1 to Part 2
On a monthly basis, participants are allowed to transfer some or all of their vested balances in the Part 1 accounts to Part 2 of the Plan. Participants are allowed only one such transfer per month.

Administration
The Plan is administered by the Investment Plan Committee, which is responsible for nonfinancial matters, and the Benefits Funds Committee, which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into trust agreements with The Northern Trust Company to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan termination
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, each participant in Part 1 shall have a fully vested interest in the assets attributable to employer contributions and earnings thereon. Any unallocated assets of the Plan will be allocated to participant accounts and distributed in such a manner as the company may determine.

Federal income tax status
The Internal Revenue Service has determined and informed the Company by letter dated April 13, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended subsequent to the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is tax-exempt as of the financial statement date.

Risks and uncertainties
The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities, including a significant amount of common stock of the Company. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

Reclassifications
Certain 2000 amounts have been reclassified to conform with the 2001 presentation. These reclassifications have no impact on net assets as previously presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of accounting
The Plan's accounts are maintained on the accrual basis of accounting.

Investments
The Plan's investments are stated at fair value. Caterpillar Inc. common stock is valued at quoted market prices. The fair value of the Plan's investment in the Collective Government Short-Term Investment Fund and the 401(k) Master Trust (Note 4) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income (loss) less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

Contributions
Contributions to the Caterpillar Common Stock Fund under Part 1 of the Plan are made directly to the trust and shares are immediately purchased by the trust on the open market.

Administrative expenses
Administrative costs, including trustee fees and certain investment costs, are paid by the Company.

Withdrawals
Withdrawals are recorded when paid.

Transfers
As detailed in Note 1, on a monthly basis, participants are allowed to transfer vested balances in the Part 1 accounts to Part 2 of the Plan. At November 30, transfers payable represent such transfers for the month of November. The related receivable is recorded by the Master Trust and is included in the Plan's Investment in the Master Trust Net Assets at November 30, 2001 and 2000.

Transfers from other plans generally represent account balance transfers for participants who transfer from one plan covered by the Master Trust to another plan covered by the Master Trust. In addition, during 2001, the Perkins Engines Retirement Plan merged into the Plan with participant account balances of $2,359,000 which were transferred into the Plan through this line item. During 2000, the Caterpillar Agricultural Products Inc. Shop Employees Retirement Plan and Caterpillar Agricultural Products Inc. Office Employees Retirement Plan merged into the Plan with participant account balances of $7,759,000 which were transferred into the Plan through this line item.

Use of estimates in the preparation of financial statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

NOTE 3 - INVESTMENTS:

All employer matching contributions under Part 1 of the Plan are directed by the Company into a Caterpillar Inc. Common Stock Fund. By definition, this fund is nonparticipant directed. Details of the net assets of Part 1 - Caterpillar Inc. Common Stock Fund, and significant components of the changes in net assets relating to this fund, are as follows:
	November 30,

	2001	2000

	(Dollars in 000's)
Net assets - Part 1 Caterpillar Inc. Common Stock Fund:
Common stock	$910,422	$728,130
Common and collective trust	126	103
Employer contributions receivable	766	665
Participant contributions receivable	1,421	1,251
Interest and dividends receivable	7	12
Transfers payable to Part 2	(798)	(637)
Other receivables (payables)	24	(3)

Net assets - Part 1 Caterpillar Inc. Common Stock Fund	$911,968	$729,521

	For the year ended November 30,

	2001	2000

	(Dollars in 000's)
Changes in net assets - Part 1 Caterpillar Inc. Common Stock Fund:
Employer contributions	$42,054	$34,443
Participant contributions	62,432	62,558
Interest and dividends	25,960	23,454
Net appreciation (depreciation)	149,246	(123,297)
Withdrawals	(70,416)	(37,240)
Transfers to participant-directed investments	(26,829)	(24,221)

Net increase (decrease)	$182,447	$(64,303)

NOTE 4 - MASTER TRUST:

Under a Master Trust agreement with The Northern Trust Company (the Trustee), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the Master Trust) in exchange for a percentage of participation in the Trust.

The Master Trust invests mainly in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of Caterpillar, Inc. The investment options available to the participants are summarized in Note 1.

CIML manages the Preferred Small Cap Fund and the Preferred Short-Term Government Fund. All other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the November 30, 2001 and 2000 fair values of net assets, as accumulated by the Trustee for the investment funds of each plan. At November 30, 2001 and 2000, the Plan's pro rata interest in the quoted fair values of net assets of the Master Trust was 82.26% and 82.82%, respectively.

Investment valuation
The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Common and collective trust investments are valued at beginning of year value of the Master Trust's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Participant loans are valued at estimated fair value which consists of outstanding principal and related accrued interest.

The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year.

Details of the net assets and significant components of the net investment (loss) income of the Master Trust are as follows:
	November 30,

	2001	2000

	(Dollars in 000's)
Investments, at fair value:
Cash and cash equivalents	$17,338	$12,940
Common stock	380,025	387,336
Registered investment companies	1,100,313	1,078,109
Common and collective trust	166,378	131,689
Participant loans	26,096	27,597

Total investments	1,690,150	1,637,671

Dividend and interest receivable	29	57
Transfers receivable from EIP Part 1	800	649
Contributions receivable	5,587	5,461
Other (payable)/receivable, net	(1,241)	204

Net assets of Master Trust	$1,695,325	$1,644,042

	For the year ended November 30,

	2001	2000

	(Dollars in 000's)
Investment income:
Interest	$3,049	$3,440
Dividends	25,901	12,048
Net appreciation (depreciation) in fair value of:
Common stock	69,221	(42,285)
Registered investment companies	(95,800)	(23,188)
Common and collective trust	7,824	7,159

Net investment (loss) income	$10,195	$(42,826)

SUPPLEMENTAL SCHEDULES

SCHEDULE I
CATERPILLAR INC. EMPLOYEES' INVESTMENT PLAN SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD AT END OF YEAR NOVEMBER 30, 2001

(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost **	Current Value

*	Caterpillar Inc.	Common stock; 19,199,115 shares	$642,270,511	$910,422,033

*	Northern Trust	Collective Short-Term Investment Fund; 125,765 units		125,765

*	Northern Trust	Collective Government Short-Term Investment Fund; 12,090,203 units		12,090,203

*	Caterpillar Inc.	401(k) Master Trust		1,359,311,500

	Accessor	FDS Income Growth; 144.57 units		3,273
		FDS Income Small to Mid-Cap; 258.09 units		4,176
	Active	PWR Inc.; 414.00 units		2,467
	AIM	Constellation; 149.66 units		3,252
		Dent Demographic Trends Class A; 786.16 units		6,808
		Developing Markets Class B; 812.06 units		5,969
		European Developments Class C; 889.50 units		14,632
		Global Growth Class A; 260.44 units		3,987
	Alger	Capital Appreciation Class A; 233.78 units		2,078
	Alleghany/Veredus	Aggressive Growth Class N; 1,438.41 units		26,553
	Alliance	Growth & Income Class A; 1,506.87 units		5,485
		North American Government Class B; 74.26 units		525
		Technology Class A; 50.99 units		3,419
		Technology Class B; 163.10 units		10,156
	American	Growth Fund of America Class C; 244.98 units		5,669
	American Century	Benham Target Maturity TR 2020; 128.37 units		5,015
		Benham Target Maturity TR 2025; 137.46 units		4,551
		20th Century Emerging Markets; 783.07 units		3,171
		20th Century International Growth; 10,529.42 units		82,761
		20th Century Ultra; 2,616.59 units		70,831
		Benham GMNA; 2,684.34 units		28,776
		Global Gold; 15,196.58 units		76,743
		Global Growth; 105.68 units		653
		Global Natural Resource; 1,699.66 units		19,750
		Income & Growth; 2,576.88 units		69,215
		Intermediate Bond; 703.98 units		7,181
		Life Sciences; 1,816.24 units		8,845
		Small Cap Value; 28,131.87 units		216,334
	American Heritage	American Heritage Fund; 9,899.07 units		990
	American Washington	Mutual Investors C; 185.42 units		5,299
	Amerindo	Technology Class D; 506.33 units		2,678
	Ameristock	Ameristock Mutual Funds; 715.28 units		29,155
	Ariel	Appreciation Class B; 2,961.82 units		107,692
		Growth Class A; 526.21 units		19,175
	ARK	Small Cap Equity Class A; 91.80 units		1,434
	Artisan	International Fund; 5,294,08 units		93,758
		Mid Cap; 635.55 units		15,698
		Small Cap; 195.00 units		2,498
	ASAF	Janus Small-Cap Growth Class B; 1,427.75 units		16,847
-15-
	Babson	DL Growth; 2,211.93 units		24,575
		Value Income; 2,042.59 units		84,379
	Baron	Asset Fund; 5,247.70 units		214,106
		Growth & Income; 1,142.86 units		32,412
		Small Cap Fund; 3,484.84 units		48,892
		I Opportunity; 343.70 units		1,849
	Berger	Balanced Retail; 866.90 units		11,826
		Large Cap Growth N/C; 2,169.06 units		23,860
		Mid Cap Value; 123.92 units		2,024
		New Gen Retail; 4,035.02 units		30,464
		Select Retail; 509.91 units		3,488
		Small Cap Val Retail; 1,160.42 units		33,060
		Small Co Growth Retail; 4,374.64 units		13,474
	Berkshire	Focus Fund; 733.79 units		7,103
	Bjurman	Micro Cap Growth; 641.05 units		30,578
	Black	Black Oak Emerging Technology Fund; 2,436.98 units		9,358
	Blackrock	International Small Cap Equity Institution; 217.41 units		3,376
		Micro Cap Equity Inst; 44.56 units		907
	Boston Partners	Small Cap Value 11; 255.81 units		4,262
	Brandywine	Blue Fund; 7,043.28 units		150,444
	Bridgeway	Aggressive Growth; 2,521.11 units		92,273
		Micro Cap Limited; 2,453.39 units		23,135
	BT Investment	International Equity; 174.70 units		3,227
	Buffalo	Small Cap Growth; 2,470.64 units		46,102
	Montag & Caldwell	Growth Fund; 151.10 units		3,614
	Calamos	Convertible Class A N/C; 290.61 units		5,376
	Calvert	Large Cap Growth Class I N/C; 716.99 units		14,963
	Cash	Cash; 194,72 units		195
	Citizens	Emerging Growth; 1,444.39 units		19,326
		Global Equity N/C; 36.42 units		585
	Clipper	Clipper Fund; 3,191.21 units		272,976
	Clover	Small Cap Value; 1,320.09 units		24,303
	Cohen & Steers	Realty Shares Income; 1,184.11 units		52,397
		Special Equity Fund; 121.48 units		3,248
	Columbia	High Yield; 120.59 units		1,090
		Real Estate Equity; 972.56 units		17,312
		Small Cap; 100.81 units		2,096
	Credit Suisse	Cap Appreciation N/C; 2,820.80 units		50,069
		War Pin Japan Small Company; 8,200.31 units		14,515
		War Pincus Emerging Markets N/C; 214.94 units		1,535
		War Pincus Global Telecom N/C/ 2,087.92 units		61,427
		War Pincus Intl Equity N/C; 3,517.58 units		40,909
		War Pincus Intl Sm Co N/C; 615.22 units		9,265
		War Pincus Japan Growth N/C; 1,607.90 units		8,259
		War Pincus N/C; 219.25 units		4,332
		War Pincus Small Co Grow; 49.43 units		834
		WP Glo Post Venture Capital N/C; 1,495.51 units		23,779
	Davis	New York Venture Class A; 190.96 units		4,759
	Dodge & Cox	Balance; 115.24 units		7,636
		Stock; 64.80 units		6,482
-16-
	Dresdner	RCM Biotechnology N; 4,935.80 units		138,696
		RCM Europe Class N; 783.47 units		6,189
		RCM Global Health Care N; 1,125.12 units		23,560
		RCM Global Technology Class N; 189.86 units		5,496
		RCM Global Technology Fund; 2,779.37 units		81,130
	Dreyfus	Aggressive Value Fund; 180.05 units		4,035
		Appreciation Fund; 60.20 units		2,310
		Emerging Leaders Fund; 392.08 units		12,943
		Emerging Markets; 2,114.31 units		23,300
		Founders Worldwide Class F N/C; 295.46 units		3,433
		Dreyfus Fund; 406.22 units		4,034
		Intermediate Term Income; 1,134.45 units		14,555
		International Stock Index; 1,212.12 units		13,309
		Midcap Index Fund; 4,788.47 units		99,265
		Midcap Value Fund; 682.08 units		18,123
		New Leaders; 162.33 units		6,363
		S&P 500 Index Fund; 3,624.79 units		121,249
		Small Company Value Fund; 44.35 units		1,126
		Technology Growth Fund; 950.66 units		23,776
	Driehaus	International Discovery; 160.25 units		3,122
	Eaton Vance	Utilities Class A; 967.43 units		7,246
		Worldwide Health Services Class A; 903.74 units		9,281
		Worldwide Health Services Class B; 2,907.87 units		32,481
	Evergreen	HealthCare Class B; 135.04 units		2,109
		Omerga Class B; 398.94 units		8,298
		Utility Class A; 708.14 units		6,090
	Excelsior	Income Business & Industrial Restructuring FD; 446.07 units		13,788
	FBR	Small Cap Financial Fund; 936.06 units		19,760
	Federated	Bond Class A; 1,584.94 units		13,821
		International Small Company Class A N/C; 2,110.73 units		37,001
		Kaufmann Class K N/C; 5,450.24 units		22,673
	Fidelity	Asset Manager Growth; 879.10 units		12,835
		Balanced; 1,250.46 units		18,532
		Blue Chip Growth; 390.42 units		25,288
		Capital & Income; 3,166.28 units		21,784
		Contra Fund; 2,983.94 units		125,326
		Convertible Securities; 1,137.80 units		22,187
		Diversified International; 3,508.40 units		65,888
		Dividend Growth; 8,429.12 units		235,425
		Emerging Growth; 5,578.79 units		105,941
		Emerging Markets; 166.73 units		1,214
		Equity Income II; 1,124.92 units		23,859
		Europe Capital Appreciation; 687.74 units		11,176
		Export & Multinational; 321.76 units		5,351
		Fidelity Fund; 3,879.46 units		109,944
		Ginnie Mae; 5,807.63 units		63,652
		Growth & Income; 2,177.15 units		81,012
		Growth Company; 6,634.09 units		350,612
		International Value; 707.04 units		8,329
-17-
		Japan; 232.71 units		2,253
		Japan Small Companies; 893.14 units		6,163
		Latin America; 243.90 units		2,732
		Low Priced Stock; 392.67 units		10,300
		Magellan; 65.01 units		6,725
		Mid Cap Stock; 9,738.85 units		213,476
		New Markets Income; 923.47 units		10,029
		OTC Port; 644.69 units		19,663
		Overseas; 84.74 units		2,321
		Pacific Basin; 158.41 units		2,202
		Puritan; 520.83 units		9,219
		Real Estate Investment; 6,133.35 units		117,883
		Retirement Growth; 309.65 units		4,905
		Select NWK & Infrastructure; 10,549.88 units		31,017
		Select Wireless Portfolio; 2,120.28 units		11,619
		Short Term Bond; 1,150.23 units		10,168
		Small Cap Stock; 782.25 units		10,654
		Southeast Asia; 2,029.43 units		20,883
		Stock Selector; 323.76 units		6,786
		Trends; 147.42 units		7,117
		US Bond Index; 445.24 units		4,862
		Utilities; 146.54 units		1,912
		Value; 1,040.12 units		51,954
		Worldwide; 193.26 units		2,781
	Firsthand	Communications; 13,327.34 units		44,247
		E-Commerce; 19,541.32 units		60,578
		Technology Leaders; 2,706.39 units		51,638
		Technology Innovator; 6,354.07 units		96,836
		Technology Value; 12,912.43 units		531,218
	Franklin	Biotech Discovery Fund A; 143.91 units		8,223
		CA Growth Class I; 94.70 units		2,951
		Global Health Care; 49.95 units		1,136
		Real Estate Securities Class I; 1,092.68 units		17,723
	Fremont	Real Estate Securities; 59.31 units		512
		US Micro Capital; 1,225.35 units		32,888
		US Small Cap; 278.58 units		3,396
	Gabelli	Asset Shares Ben International; 1,198.94 units		39,193
		Global Inter-Active Couch Potato; 3,805.45 units		57,729
		Growth Shares Ben International; 2,672.57 units		76,943
		Westwood Mighty Mites Fund; 93.26 units		1,057
	Galaxy	Small Capital Value Trust Shares; 6,682.11 units		99,363
	Genomics	Genomics Fund.com; 978.05 units		4,646
	Goldman Sachs	Core US Equity Class B; 908.92 units		21,414
		Growth Opportunities CL C; 1,040.04 units		18,700
		Intl Equity Class B; 544.78 units		7,899
		Small Cap Equity Class B; 712.29 units		18,854
	Green	Century Balanced; 182.96 units		2,783
	Growth	Fund of America; 3,923.15 units		91,919
-18-
	Harbor	Bond; 9,795.03 units		116,561
		Capital Appreciation; 9,235.56 units		268,755
		Growth; 532.01 units		6,171
	Hartford	Capital Appreciation CL B; 666.21 units		16,395
		Stock Class B; 1,212.57 units		21,147
	Henlopen	Henlopen Fund; 902.91 units		16,623
	Idex	Global Class A; 310.01 units		7,797
	Income	Fund of America; 1,524.07 units		24,537
	Invesco	Balanced N/C; 419.68 units		6,085
		Blue Chip Growth N/C; 2,822.38 units		7,508
		Dynamics N/C; 2,020.22 units		31,111
		Endeavor N/C; 4,501.14 units		42,806
		Energy N/C; 858.05 units		13,797
		Financial Services N/C; 771.06 units		20,657
		Gold N/C; 23,051.96 units		38,036
		Health Sciences N/C; 3,844.02 units		200,389
		High Yield Bond N/C; 2,302.44 units		8,496
		International European; 1,471.33 units		16,508
		Leisure N/C; 1,433.77 units		51,458
		Small Company Growth N/C; 257.16 units		2,950
		Technology N/C; 2,132.44 units		69,816
		Telecommunications #39 N/C; 12,043.56 units		201,127
		Utilities N/C; 660.57 units		7,544
	Investec	Asia Small Cap N/C; 820.13 units		4,568
		China & Hong Kong N/C; 260.54 units		3,046
		Internet.com Index N/C; 211.59 units		925
		Mainland China N/C; 286.49 units		2,169
		Wired Index N/C; 2,958.35 units		38,577
		Wireless World N/C; 3,888.03 units		18,079
	Investment	Investment Company of America; 2,441.20 units		70,526
	IPS	Millennium Fund; 841.16 units		24,764
	Jacob	Internet; 4,034.61 units		3,429
	Janus	Enterprise; 11,808.51 units		373,976
		Flexible Income; 2,050.76 units		19,154
		Janus Fund; 14,388.45 units		351,510
		Janus Fund 2; 1,025.33 units		7,567
		Global Life Sciences; 23,195.84 units		403,376
		Global Technology; 40,001.39 units		480,417
		Global Value Fund; 38.50 units		402
		High Yield Bond; 2,315.36 units		21,880
		Investment Balanced; 10,649.15 units		209,682
		Investment Equity Income; 2,669.35 units		47,488
		Investment Growth & Income; 15,236.62 units		450,852
		Investment Mercury; 40,960.66 units		837,236
		Investment Overseas; 4,522.42 units		88,594
		Investment Short Term Bond; 390.93 units		1,153
		Investment Twenty; 9,127.19 units		354,682
		Investment Worldwide; 24,444.03 units		1,045,227
-19-
		Olympus; 24,595.94 units		667,288
		Orion Fund; 13,755.30 units		77,717
		Special Situations; 10,163.15 units		147,467
		Strategic Value Fund; 40,280.30 units		364,537
	Japan	Japan Fund; 438.42 units		3,117
	John Hancock	Biotechnology CL B; 344.93 units		3,587
		Financial Industries Class C; 229.01 units		3,625
		Focused Relative Value CL B; 275.23 units		2,284
		Health Sciences Class C; 344.98 units		13,630
		Small Cap Value Class B; 365.19 units		4,781
		Sovern Emerging Growth Class B; 1,072.57 units		8,945
		Sovern Global Tech Class B; 1,118.69 units		5,168
	Liberty Acorn	Class Z N/C; 6,464.12 units		109,179
		Foreign Forty CL Z N/C; 432.84 units		5,082
		International CL Z N/C; 917.51 units		16,625
	Lindner	Bulwark; 985.38 units		6,149
		Investments Dividend; 1,128.39 units		23,267
	Longleaf	International; 405.01 units		4,933
	Loomis	Sayles Aggressive Growth Institution; 138.49 units		2,280
		Sayles Bond; 342.76 units		3,681
	Managers FDS	International Equity; 572.70 units		21,654
		Special Equity; 273.74 units		18,258
	Marketocracy	Medical Specialist N/C; 190.29 units		2,485
	Marsico	21st Century Fund; 1,199.92 units		8,687
		Focus; 3,592.45 units		48,390
	Masters	Select Equity; 988.17 units		12,056
		Select International; 852.52 units		10,495
	Matthews	Dragon Century China; 1,484.85 units		13,839
	Mercury	HW International Value Class I N/C; 224.08 units		4,719
	Meridian	Value Fund; 1,945.11 units		60,435
	Metropolitan	West Low Duration; 501.97 units		5,035
	MFS	Emerging Growth Class B; 312.75 units		9,658
		High Income Class B; 17,360.98 units		67,361
		Investor Growth Stock Class B; 718.94 units		8,548
		New Discovery Class B; 559.61 units		8,892
	MicroSoft	MicroSoft Corp; 150.00 units		9,632
	Midas	Midas Fund; 3,747.49 units		3,335
	Montgomery	Emerging Markets; 86.51 units		702
		Global Communication; 3,240.71 units		32,537
		Growth; 2,592.64 units		34,612
		International Growth; 206.15 units		2,183
	MSIF	Mid Cap Value Portfolio N/C; 5,071.28 units		98,941
		Small Cap Growth Instl N/C; 117.51 units		3,350
		Trust Mid Cap Growth Port N/C; 335.85 units		5,720
	Muhlenkamp	Fund; 9.61 units		481
	Munder	Framlington Healthcare Class C; 56.83 units		1,212
		Framlington Healthcare Class B; 1,121.39 units		23,942
		Future Technology Class A; 67.25 units		328
		Future Technology Class B; 420.17 units		2,021
		International Net Net Class B; 1,260.29 units		3,226
-20-
		Net Net Class A; 329.01 units		5,738
		Net Net Class B; 812.452 units		13,804
		Net Net Class C; 132.94 units		2,260
	Mutual Series	Beacon Class Z; 688.25 units		9,346
		Discovery Class Z; 3,003.94 units		55,543
		European Class Z; 1,735.61 units		25,253
		Qualified Income Class Z; 2,465.35 units		41,862
		Shares Class Z; 366.43 units		7,281
	Navellier	Aggressive Micro Cap; 129.80 units		2,913
		Mid Cap Growth Portfolio; 1,334.08 units		28,749
	Needham	Growth Fund; 1,175.82 units		31,712
	Neuberger & Berman	Focus Trust Firmly Selected Sectors TR; 1,116.08 units		29,543
		Genesis Fund; 104.24 units		2,065
		Genesis Trust; 3,674.12 units		104,235
		Guardian Trust; 540.48 units		6,097
	Neuberger Berman	Focus Trust; 76.29 units		2,738
		Millenium Fund; 39.14 units		574
		Regency Fund; 690.34 units		8,664
	Nevis	Nevis Fund; 64.31 units		893
	New Perspective	New Perspective Fund; 3,194.21 units		69,091
	Northeast	Investors Trust CTFS Benefit International; 2,767.79 units		20,260
	Oak	Value Fund; 625.86 units		17,524
	Oakmark	Balanced; 2,559.77 units		46,741
		Oakmark Fund; 1,147.53 units		39,314
		International; 1,517.94 units		21,099
		Select; 12,696.90 units		335,452
		Small Cap; 803.31 units		12,773
	Olstein	Alert Fund; 434.53 units		6,666
	Oppenheimer	Capital Appreciation Class C; 53.79 units		2,064
		Global Class A; 43.30 units		1,978
		Global Class C; 23.75 units		1,048
		Global Growth & Income Class A; 35.11 units		746
		Global Growth & Income Class B; 186.04 units		3,871
		Midcap Class C; 217.39 units		3,176
		Strategic Income Class C; 4,131.36 units		15,782
	Orbitex	Digital Technology Class B N/C; 1,154.29 units		3,613
		Health and Biotech Class B; 453.22 units		8,335
		Info-Tech & Communications Class B; 440.29 units		4,253
	Payden & Rygel	Global Fixed Income Class A; 2,357.42 units		24,022
		Growth & Income Class A; 527.97 units		5,607
	PBHG	Core Growth; 775.75 units		8,254
		Emerging Growth; 229.80 units		3,562
		Global Tech & Communications; 19,657.04 units		80,987
		Growth; 3,978.09 units		79,005
		Large Cap 20; 1,243.39 units		20,591
		Large Cap Growth; 6,181.40 units		130,304
		Large Cap Value; 3,928.84 units		53,472
		Mid Cap Value; 847.33 units		12,888
		New Opportunities; 1,094.26 units		27,400
-21-
		Select Equity; 16,789.07 units		412,339
		Small Cap Value; 211.96 units		4,108
		Strategic Small Company; 1,167.23 units		15,069
		Technology & Communication; 26,807.45 units		448,220
	Pilgrim	Emerging Countries Class A; 336.13 units		4,413
		International Small Cap Growth A N/C; 266.82 units		5,950
		International Small Cap Growth Q N/C; 197.90 units		4,684
		Small Cap Growth Class B; 232.87 units		2,706
		Troika Dialog Russia Class A N/C; 841.55 units		7,599
	PIMCO	Innovation Class A; 124.62 units		2,829
		Innovation Class B; 51.53 units		1,098
		Long Term US Government; 14,081.48 units		152,362
	Pin Oak	Aggressive Stock; 5,411.09 units		133,925
	Potomac	OTC Plus; 164.12 units		2,073
	Preferred	Growth Fund; 286.39 units		3,511
	Prudential	Sector Health Sciences Class C; 1,293.95 units		19,784
	Putnam	Health Sciences Trust Class B; 494.89 units		30,792
		International Voyager Class C; 147.37 units		2,271
		International Growth Class A; 99.66 units		1,937
		International Growth Class B; 171.80 units		3,245
		International Voyager Class B; 553.46 units		8,440
		Investors Class A; 102.60 units		1,186
		New Opportunities Class A; 226.86 units		9,204
		New Opportunities Class B; 44.25 units		1,660
		OTC & Emerging Growth Class C; 874.94 units		6,203
		OTC & Emerging Growth Class A; 104.31 units		755
		OTC & Emerging Growth Class B; 253.88 units		1,671
		Voyager Class A; 195.18 units		3,511
		Voyager Class B; 866.80 units		13,999
	Red Oak	Technology Select; 27,727.98 units		283,103
	Renaissance	IPO Plus Aftermarket; 142.95 units		1,221
	Reynolds	Blue Chip Growth; 956.27 units		33,947
	Royce	Low Priced Stock Fund; 1,427.77 units		15,534
		Opportunity Fund; 9,222.14 units		78,112
	RS	Aggressive Growth; 3,804.85 units		21,688
		Diversified Growth N/C; 4,348.18 units		90,138
		Emerging Growth N/C; 6,136.63 units		182,503
		Global Natural Resources N/C; 342.20 units		3,829
		Internet Age; 4,562.42 units		24,181
		Microcap Growth N/C; 101.66 units		2,080
		Mid Cap Oppties N/C; 324.15 units		3,164
		Value Plus and Growth N/C; 0.01 units		-
	Rydex	Arktos InvestorClass; 512.03 units		15,755
		Biotechnology Advisor Class; 55.44 units		1,420
		Biotechnology Investment Class; 8,851.41 units		231,907
		Electronics Investment Class; 7,384.12 units		121,395
		Health Care Advisor Class; 778.45 units		8,976
		Juno Fund; 1,368.82 units		11,430
-22-
		Nova Fund; 1,142.93 units		28,996
		OTC Fund; 80,441.35 units		900,943
		URSA Fund; 5,071.70 units		54,064
		Velocity 100; 689.85 units		22,986
	Safeco	Equity Fund; 1,112.39 units		20,468
	Schroder	US Small Co Investor Class; 432.64 units		6,957
	Scudder	Aggressive Growth Class B N/C; 1,869.03 units		24,671
		Dreman High Return Class B N/C; 1,234.16 units		45,121
		Greater Europe Growth; 2,458.71 units		55,395
		Healthcare; 479.88 units		9,972
		International; 38.44 units		1,407
		Latin America; 133.10 units		2,461
		Mutual Income Gold; 740.41 units		4,983
		Small Company Value; 595.15 units		12,507
		Technology Class B N/C; 1,781.33 units		19,399
		Technology Fund; 951.45 units		15,014
	SEI	Large Cap Value; 1,123.02 units		20,506
	Select	Air Transport; 75.36 units		2,172
		American Gold; 1,197.48 units		16,956
		Biotechnology; 3,557.44 units		246,993
		Brokerage & Investment Management; 726.19 units		30,522
		Computers; 2,013.30 units		75,056
		Defense & Aerospace; 492.78 units		20,180
		Develop Communications; 5,889.59 units		112,197
		Electronics; 7,888.86 units		382,215
		Energy; 422.44 units		9,239
		Energy Service; 543.28 units		14,250
		Financial Services; 326.43 units		32,966
		Health Care; 1,463.71 units		190,136
		Leisure; 24.76 units		1,509
		Medical Delivery; 27.45 units		726
		Money Market; 25,476.46 units		25,476
		Natural Gas; 1,181.36 units		20,768
		Regional Banks; 281.60 units		9,149
		Software & Computer; 561.45 units		25,827
		Technology; 2,364.92 units		142,794
		Telecommunications; 510.31 units		18,397
	Selected	American Shares; 4,317.18 units		131,372
	Seligman	Communications & Information Class B; 2,174.76 units		47,214
	SIT	Small Cap Growth; 531.04 units		13,154
	Sound	Sound Shore Fund Inc.; 326.26 units		10,626
	Spartan	High Income; 3,649.37 units		30,107
		Market Index; 738.16 units		58,226
		Total Market Index; 415.05 units		12,144
		US Equity Index; 322.76 units		13,049
	Spectra	Spectra Fund Inc.; 4,191.96 units		28,715
-23-
	SSGA	Emerging Markets; 1,078.51 units		8,876
		Growth & Income; 147.39 units		2,867
		Money Market Fund; 11,487,022.35 units		11,487,022
		Real Estate Equity; 116.35 units		1,137
		S&P 500 Index; 7,484.55 units		141,159
		Small Cap Equity; 220.02 units		4,337
	State St Research	Aurora Class A; 6,226.93 units		189,112
		Aurora Class D; 479.54 units		13,801
	Stein Roe	Capital Opportunity N/C; 252.46 units		5,122
		Income Trust N/C; 1,540.04 units		14,769
		Young Investor N/C; 154.11 units		3,256
	Strong	Advantage; 368.93 units		3,619
		American Utilities; 171.20 units		2,571
		Corporate Bond Income; 12,545.26 units		133,607
		Dow 30 Value; 481.14 units		5,923
		Enterprise; 2,604.79 units		56,498
		Government Securities Income; 2,551.98 units		28,199
		Growth; 4,851.02 units		85,135
		Growth & Income; 2,371.47 units		48,141
		Growth 20; 1,723.98 units		24,911
		Income High Yield Bond; 6,758.71 units		54,340
		Index 500; 184.60 units		2,501
		Large Cap Growth N/C; 270.49 units		6,405
		Multi Cap Value N/C; 79.60 units		3,947
		Opportunity Income; 3,005.79 units		116,685
		Overseas; 414.76 units		4,471
		Technology 100 Fund; 861.31 units		4,151
	T Rowe Price	Blue Chip Growth Inc; 1,242.12 units		35,487
		Price Cap Appreciation; 1,833.14 units		27,699
		Dividend Growth; 956.48 units		19,550
		Equity Income; 7,637.86 units		182,621
		European Stock; 2,878.59 units		45,770
		Financial Services; 724.12 units		14,613
		Growth & Income; 126.49 units		2,875
		Growth Stock; 4,805.82 units		115,628
		Health Sciences; 1,291.80 units		26,017
		International Stock; 1,835.12 units		20,370
		International New Asia; 7,942.02 units		45,905
		Media & Telecommunications; 1,207.48 units		23,292
		Mid Cap Growth; 1,148.54 units		43,036
		New Era; 3,454.01 units		76,161
		Science & Technology; 6,677.67 units		140,031
		Small Cap Stock; 993.10 units		23,715
		US Treasury Long Term; 2,048.48 units		23,742
	TCW	Galileo Value Opportunity Class I; 291.50 units		5,195
	Templeton	Growth Class I; 1,190.82 units		21,244
	The Contrarian	The Contrarian Fund N/C; 1,170.48 units		11,412
	The Information Age	The Information Age N/C; 2,812.32 units		39,457
-24-
	The Internet	The Internet Emerging Growth; 55.15 units		222
		The Internet Fund; 3,365.62 units		70,981
		The Internet Global Growth; 67.26 units		267
		The Internet Infrastructure; 63.52 units		274
	The Medical Fund	The Medical Fund; 204.17 units		3,781
	Third Avenue	Third Avenue Small Cap Value Fund; 6,577.81 units		97,154
		Third Avenue Real Estate Value; 5,785.17 units		89,497
		Third Avenue Value Fund; 4,898.28 units		175,603
	Thompson	Thompson Plumb Growth Fund; 78.14 units		3,630
	Thornburg	Thornburg Value Class A; 71.83 units		2,002
		Thornburg Value Institutional; 1,705.35 units		47,835
	Tip	Tip Midcap; 1,429.85 units		30,470
	Torray	Torray Fund; 923.32 units		33,840
	Turner	Technology; 5,204.73 units		36,121
		Top 20; 4,355.60 units		32,623
	Tweedy Browne	American Value Fund; 3,520.84 units		83,867
		Global Value Fund; 12,732.81 units		237,467
	Ultra BULL Pro Fund	Investors Shares; 693.86 units		39,203
	Ultra OTC Pro Fund	Investors Shares; 2,253.78 units		82,759
	UAM	UAM FMA Small Company Portfolio; 34.13 units		594
	UMB	UMB Scout Worldwide; 2,172.56 units		40,018
	US	Bonnel Growth; 527.86 units		7,031
		Gold Shares; 14,348.43 units		39,315
		World Gold; 10,511.49 units		55,080
	Value Line	Aggressive Income; 1,861.04 units		8,896
		Asset Allocation; 8,247.98 units		138,319
		Special Situation Income; 284.92 units		5,337
	Van Kampen	American Capital Emerging Growth Class A; 70.07 units		2,941
		American Capital Emerging Growth Class B; 202.19 units		7,463
		American Capital Growth Class B; 714.16 units		8,848
		Technology Class C; 167.87 units		885
	Van Wagoner	Income Emerging Growth; 11,539.14 units		124,392
		Income Micro-Cap; 867.82 units		11,377
		Income Mid-Cap; 745.87 units		5,035
		Income Post Venture; 9,646.33 units		86,238
		Technology; 2,947.55 units		42,032
	Vanguard	Asset Allocation Income; 6,263.68 units		138,302
		Bond Index Total Market; 38,929.38 units		399,415
		Equity Income; 1,805.60 units		41,565
		Fixed Income Securities Long-term Portfolio; 10,069.34 units		89,013
		GNMA Fixed Income Securities; 89,123.87 units		933,127
		Growth & Income; 4,510.61 units		126,613
		Growth Equity Fund N/C; 2,297.63 units		22,241
		Growth Index; 14,479.20 units		382,975
		High Yield Bond Fixed Income; 9,984.64 units		63,702
		Index Trust Extended Market Portfolio; 1,213.97 units		26,865
		Index Trust S&P 500 Portfolio; 11,289.31 units		1,189,329
		Inflation Protected Secs; 1,375.31 units		14,936
-25-
		Intermediate Term Treasury Admiral; 5,590.85 units		62,673
		International Equity Index Europe Portfolio; 187.92 units		3,792
		International Growth Portfolio; 6,662.30 units		98,535
		Life Strategy Growth Port; 2,122.78 units		37,042
		Long Term Treasury Admiral; 9,069.36 units		99,854
		Reit Index Fund; 4,170.14 units		50,542
		Select Value Fund; 868.81 units		11,025
		Short Term Corp Fixed Inc Secs; 493.02 units		5,369
		Short Term Federal; 1,114.11 units		11,732
		Short Term Treasury Admiral; 7,790.45 units		82,579
		Small Cap Stock Fund (only open to Sells & Transfers); 714.41 units		13,502
		Total Stock Market; 27,421.93 units		695,969
		US Growth Portfolio; 1,215.84 units		22,931
		Value Index; 1,804.89 units		33,968
		Primecap; 3,482.03 units		176,992
		Wellesley Income Income; 78.76 units		1,639
		Wellington Income; 1,927.07 units		54,748
		Windsor II Portfolio; 4,507.99 units		114,368
		Windsor Income; 1,499.80 units		23,127
	Wasatch	Aggressive Equity; 860.90 units		27,110
		Growth; 1,571.01 units		50,227
		Microcap; 4,348.36 units		27,003
		Microcap Value; 24,653.92 units		94,178
		Midcap; 271.64 units		6,079
	Weitz	Hickory; 1,039.26 units		24,828
		Partners Value; 2,773.68 units		55,529
		Value; 7,721.56 units		253,267
	Westcore	Select; 566.57 units		6,640
	White Oak	Growth Stock; 8,464.86 units		336,647
	Wireless	Wireless Fund; 290.41 units		1,530
	WWW	Internet Fund; 386.68 units		2,831
	Yacktman	Yacktman Fund; 325.73 units		3,700

		Total registered investment companies		42,320,849

		Total Investments		$2,324,270,350

* Denotes party in interest.
* * Cost information is not applicable for participant directed investments.
-26-

SCHEDULE II
CATERPILLAR INC. EMPLOYEES' INVESTMENT PLAN SCHEDULE H, LINE 4i - SCHEDULE OF REPORTABLE TRANSACTIONS FOR THE YEAR ENDED NOVEMBER 30, 2001
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Identity of party involved	Description of assets	Purchase price	Selling price	Lease rental	Expense incurred with transaction	Cost of asset	Current value of asset on transaction date	Net gain or (loss)
Caterpillar Inc.	Common stock:
	Series of 65 purchases	$129,630,604	$ -	$ -	$127,681	$129,630,604	$129,502,923	$ -

EXHIBIT C

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-3718, as amended, and No. 33-39280) of Caterpillar Inc. of our report dated May 21, 2002 relating to the financial statements of the Caterpillar Inc. Employees' Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Peoria, Illinois
May 24, 2002